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                                                                Exhibit 10.04



                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, made and entered into on the 12th day of October, 1995, by and between Hoover Group, Inc. ("Shareholder"), Hoover Containment Systems, Inc. ("Company"), (hereinafter Shareholder and Company may be referred to collectively as "Sellers") and Hoover Containment, Inc., a Delaware corporation, (hereinafter referred to as "Purchaser"), a wholly-owned subsidiary of Containment Solutions, Inc.;

                              W I T N E S S E T H

         WHEREAS, the parties hereto desire that the Purchaser will acquire substantially all of the assets of the Company in exchange for the consideration herein described on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

         Definitions

         (a) Accounts Payable. Shall be defined as all trade accounts payable, vouchered and unvouchered, as well as all commissions payable and sales representative commissions and vacation time accrued to the Closing Date, to be detailed on Schedule (a) to be provided to Purchaser in conjunction with the Closing Date Balance Sheet. Excluded are accrued salaries/wages payable, income tax from all jurisdictions, FICA and all other payroll taxes, all other payroll withholdings, notes payable, sales and use taxes, unemployment taxes, supervisor bonuses, accrued pension and 401k expenses and other employee benefit plans, accrued interest, legal expenses incurred prior to Closing or relating to events prior to Closing, accrued advertising expenses.

         (b) Accounts Receivable. Shall be defined as those arising from the ordinary course of business with the exception of certain accounts identified as doubtful and listed at Exhibit 1(b) and with the exception of royalty payments due to Company. Also excluded are accounts receivable reserves on Company's books as of the Closing Date.

         (c) Intellectual Property. Shall be defined as any and all (i) patents (including, without limitation, design patents, industrial designs and utility models, utility patents and plant patents) and patent applications (including docketed patent disclosures awaiting filing, reissues, results of reexaminations, divisions, continuations and extensions), patent disclosure awaiting filing determination, inventions and improvements thereto; (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans and registrations and applications for registration thereof; (iii) copyrights and registrations thereof and rights and unpublished works to the extent such rights are not subsumed by copyright; (iv) inventions, processes, designs, formulae, trade secrets, know-how, software, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; and (v) intellectual property rights (including rights as a licensee, if any) similar to any of the foregoing; in each case, that are specific to the Subject Business.
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         (d)     Inventory.  Shall be defined as Inventories of raw materials, work in process, finished products, spare parts and office and other supplies, and other items reflected as inventory in the financial statements (including inventories of finished products held for packaging and/or shipping and all types of Inventories with respect to the Subject Business which are in transit to or from any of its manufacturing facilities, it being understood that any such finished products or other inventories in respect of which customers have made payment, or Company otherwise do not hold title as of the Closing Date, do not constitute Company's Inventory).

         (e) Liens. Shall be defined as all mortgages, deeds of trust, liens, security interests, pledges, conditional sales contracts, claims, rights of first refusal, options, charges, liabilities, obligations, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

         (f) Permitted Encumbrances. Shall mean Liens for current taxes and assessments not yet due and payable, including, without limitation, Liens for nondelinquent ad valorem taxes, nondelinquent statutory Liens, inchoate liens, deposits for workman's compensation, unemployment and surety bonds arising other than by reason of any default on the part of the Sellers.

         (g) PP&E. Shall be defined as all tangible personal property and fixtures located at the manufacturing facilities and corporate headquarters of Company in Maryland and California including but not limited to, any machinery and equipment tools, and furniture and furnishings as of the Closing Date, and those items reflected in the financial statements dated as of the Closing Date.

         (h) Working Capital. Shall be defined as Accounts Receivable, Inventory, PP&E and other Assets, net of Accounts Payable and commissions payable.

1.       Transfer of Assets; Purchase Price; and Related Matters

         (a)     Transfer of Assets.   In reliance upon the representations and
warranties of Purchaser contained herein, and on the terms and subject to the conditions of this Agreement, the Sellers, at the Closing referred to in
Section 2 hereof, will sell, transfer, convey and deliver to Purchaser all of the Assets as hereinafter defined:

                 (i) All tangible and intangible assets, including without limitation, all personal property and fixtures wherever located, including equipment, machinery, tools, Inventory, furniture and furnishings, all drawings, plans, specifications, rights under contracts and agreements, outstanding proposals, prospects/proposals/cost/process application data bases, O & M manuals, sales rights for parts for past orders, and all Intellectual Property, operating information, all customer information, sales information and processes, Accounts Payable, Accounts Receivable, PP&E and Inventory which are owned by Company and used by Company in its business of design, manufacture and supply of aboveground storage tanks for the new and used petroleum products market and any other market(the "Subject Business"), except those assets being more particularly described on Exhibit "1(b)" attached hereto ("Excluded Assets"); and





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                 (ii)     The covenant not to compete as stated in Paragraph 5
(f) of this Agreement.

                 (iii) All right, title and interest of Company in and to the name "Hoover" as it relates to the Subject Business.

          The Sellers shall transfer such Assets free and clear of all Liens, except Permitted Encumbrances, such Liens, if any, to be released by the Sellers at Closing (as hereinafter defined).

         (b) Excluded Assets. Excluded from the Assets shall be cash and cash equivalents on hand or on deposit, the accounts receivable listed on
Exhibit 1(b) hereto, goodwill of the Subject Business and the covenants not to compete found in the Employment Agreements between Shareholder and Darleen Bauer and Shareholder and Joe Allwein dated February 22, 1991 and between Company and David McGarvey dated August 31, 1994.

         (c)     Purchase Price.

                          (i)  In reliance on the representations and
warranties of the Sellers herein contained, and on the terms and subject to the conditions of this Agreement, the Purchaser, in consideration for the transfer and delivery to it of the Assets as herein provided, will pay (1) $5,933,395.00, subject to any adjustments as determined pursuant to (c)(iii) below , and (2) the assumption by Purchaser of the Assumed Liabilities (collectively, the "Purchase Price").

                          (ii)  Allocation of Purchase Price.  Purchaser shall
prepare in good faith and deliver to Sellers by January 31, 1996 an allocation of the consideration paid by Purchaser for the Assets, which shall be prepared in accordance with the methodology contained in Section 1060 of the Code. Each party hereto agrees to complete jointly and to file separately Form 8594 with its Federal Income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs, to file, or cause to be filed, all other Tax Returns in a manner consistent with such allocation, and not take any actions inconsistent therewith.

                (iii)  Closing Date Working Capital Adjustment.

                                  (a)  As promptly as practicable, but in any
event not later than 60 days after the Closing Date, Company shall cause to be prepared and delivered to Purchaser a balance seet as of the Closing Date (the "Closing Date Balance Sheet"), a computation (the "Closing Date Working Capital Computation") of the Closing Date Working Capital on which agreed upon procedures will be performed on inventory by a national independent accounting firm selected by Purchaser (the "Accounting Firm"). The Company shall, and shall cause the Accounting Firm to make available to Purchaser all work papers and related data used in connection with the agreed upon procedures report. Within 20 days after delivery to Purchaser of the Closing Date Balance Sheet, Company (as guaranteed by Shareholder) shall pay to Purchaser in immediately available funds the amount, if any, by which the Working Capital as reflected on the Closing Date





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Balance Sheet of the Company is less than the Working Capital as reflected on the September 30, 1995 balance sheet of the Company. Within 20 days after delivery to Purchaser of the Closing Date Balance Sheet, the Purchaser shall pay to the Company in immediately available funds the amount, if any, by which the Working Capital as reflected on the Closing Date Balance Sheet is greater than the Working Capital as reflected on the September 30, 1995 balance sheet of the Company. Any costs incurred in preparing the Closing Date Balance Sheet shall be shared by the parties equally.

         (d)     Instruments of Conveyance and Transfer.   At the Closing, the
Sellers shall deliver to the Purchaser or its designee such bills of sale, warranty deeds, endorsements, assignments, title certificates to motor vehicles, and other good and sufficient instruments of transfer, conveyance and assignment, in form reasonably satisfactory to the Purchaser's counsel, as shall be effective to vest in the Purchaser good title to the Assets, free and clear of all Liens, other than Permitted Encumbrances.

         (e)     Contracts, Records.   At the Closing, the Sellers will deliver
to the Purchaser all contracts, commitments, and rights of the Company which are part of the Assets, with assignment thereof, to assure the Purchaser of the full benefit of such contracts, leases, commitments and rights. All consents, except those from landlords of real property leases, shall be obtained by Sellers post closing. All material contracts are listed on Exhibit 1(e). At the Closing, the Sellers shall deliver to the Purchaser all records and other data relating to the inventory and fixed assets acquired. Simultaneously with such delivery, the Sellers shall take all such steps as may be reasonably required to put the Purchaser in actual possession and control of the Assets.

         (f) Employee Matters. Purchaser agrees to offer employment to all of Company's employees except Joseph P. Allwein. Sellers agree that they shall be solely liable for any employee obligations arising prior to or directly related to events occurring prior to the Closing Date. Sellers agree to retain its relocation obligations toward David McGarvey under his Employment Agreement with Company.

         (g)     Accounts Receivable.   Purchaser will assume all Accounts
Receivable except those listed on Exhibit 1(b). Sellers shall reimburse Purchaser for receivables purchased by Purchaser but not collected within 120 days from Closing Date, and Purchaser shall reconvey such receivables to Company.

         (h)     Further Assurances.   The Sellers shall, from time to time
after the Closing at the Purchaser's request and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Paragraph 1(c), and take such other action as the Purchaser may reasonably require to more effectively transfer, convey and assign to and vest in the Purchaser, and to put the Purchaser in actual possession and control of, any of the Assets. To the extent that the assignment of any license, contract, commitment, or right subject to the Assumption Agreement shall require the consent of the other party thereto, this Agreement shall not constitute an agreement to assign the same if any attempted assignment would constitute a breach thereof. If any lease, license, contract





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commitment, right or other assets or property which are part of the Assets cannot be transferred effectively to the Purchaser without the consent of a third party, the Sellers shall thereafter be obligated to use its best efforts to assure the Purchaser of the benefits of such lease, license, contract, commitment right or other asset or property.

         (i) Liabilities Not Assumed by Purchaser. Except for liabilities assumed under Exhibit 1(i), Purchaser shall not assume any of Company's litigation, product liability obligations arising from tanks or other products invoiced by Company or any of Company's liabilities and obligations of any and every kind whatsoever, whether disclosed, undisclosed, direct, indirect, absolute, contingent, secured, unsecured, accrued or otherwise, whether known or unknown. Claims brought against Purchaser or expenses incurred by Purchaser for these liabilities shall not be covered by Section 9(b) or 10(a); however, with respect to warranty work provided by Purchaser under Section 6(b)(ii), the liability limitation of Section 10(d) shall be in effect.

2.       The Closing.   The closing of the transactions provided for in Section
1 of this Agreement (herein called the "Closing") shall take place on twenty-four hours prior notice on or before October 31, 1995 by mail, to be effective at 11:59 p.m. Central Time. The date of the Closing is referred to in this Agreement as the "Closing Date".

3.       Representations and Warranties of the Sellers.   The Sellers represent
         and warrant to the Purchaser that:

         (a)     Organization and Existence.   Company is a corporation duly
organized and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as now conducted. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof have been delivered to the Purchaser. The sole shareholder of the Company is the Shareholder. The Company is qualified in Maryland, California and such other states as set forth in Exhibit "3(a)" hereto, which states represent every jurisdiction where such qualification is required except where failure to be so qualified would not have a material adverse affect on the business, properties or assets of the Company.

         (b) Authority Relative to This Agreement. The transactions contemplated by this Agreement have been duly authorized by the Board of Directors and Shareholder of the Company, and no further corporate action is necessary on the part of the Company to make this Agreement valid and binding upon the Company in accordance with its terms. The execution, delivery and performance of this Agreement by the Company will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under the Articles and Bylaws of the Sellers, any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or any of its properties is bound, or violate any order, writ, injunction, decree of any court, administrative agency or governmental body.

         (c)     Validity and Enforceability.   This Agreement and all related
documents have been duly executed and delivered by Sellers and constitute legal, valid and binding





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obligations of Sellers enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or the laws affecting the enforcement of creditors' rights generally, and the application of general principles of equity.

         (d)     Ownership of Assets.   Except as set forth in Exhibit "3(d)"
hereto, the Company owns, has good and marketable title to, and is in possession of all of the assets set forth on Exhibit 1(c), free and clear of all liens, security interests and encumbrances, except for Permitted Encumbrances.

         (e) Financial Statements. The Company has delivered to Purchaser the adjusted unaudited financial statements of the Company for the period ending June 30, 1995. The financial statements fairly represent the financial position of the company as of the date thereof and the results of operations and changes in financial position for the periods then ended, provided that such statements are subject to year-end adjustments in accordance with GAAP, none of which are material.

         (f)     Absence of Certain Changes or Events.   With respect to the
Subject Business, except as contemplated hereby and as listed on Exhibit 3(f) hereto, and other than in the ordinary course of business, since June 30, 1995 the Sellers have not:

                          (i)     Sold, transferred, or otherwise disposed of,
or agreed to sell, transfer or otherwise dispose of any of the Assets in the ordinary course of the Subject Business;

                          (ii)    Entered or agreed to enter into any agreement
or arrangement granting any preferential rights to purchase any of the Assets, or requiring the consent of any party to the transfer and assignment of any of such assets, property or rights;

                          (iii)   Waived any rights of value with respect to
the Assets;

                          (iv)    Made or permitted any amendment or
termination of any contract, agreement or license which they are a party or by which they or any of the Assets is subject;

                          (v)     To its knowledge, incurred or become subject
to any material claim or liability for any damages or alleged damages for any actual or alleged negligence or other tort or breach of contract which might in any fashion adversely affect the value of the Assets or the Subject Business;

                          (vi)    Made any capital expenditure (or commitments
therefor), aggregating in excess of $5000.00 and relating to the Assets or the Subject Business, except as shown on Exhibit 3(f)(vi); or

                          (vii)   Entered into any other material transaction
of which Purchaser has not been formally notified in writing.





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         (g)     Prepayments and Deposits.  There are no prepayments or
deposits which have been received and are being held by the Company and the Company has made no prepayment or deposit other than those prepayments and deposits set forth in Exhibit "3(g)".

         (h)     Absence of Undisclosed Liabilities.   Except as disclosed to
the Purchaser on Exhibit 3(h), to Seller's knowledge after due inquiry, none of the Assets are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise), or will be subject to any such liability or obligation arising from the actions of the Sellers on or before the Closing Date, whether or not such liability would normally be shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles. Except as disclosed to the Purchaser in an exhibit hereto, there are no facts in existence on the date hereof and known by the Sellers which might reasonably serve as the basis for any liabilities or obligations of the Company and which would materially adversely affect the value of the Assets or the Subject Business.

         (i) Tax Matters. To the reasonable knowledge of Sellers, after due inquiry, all federal, state, county, local and other taxes, including, without limitation, income taxes, corporate franchise taxes, payroll taxes, customs fees and duties, sales taxes and ad valorem taxes, due and payable by the Company on or before the date of this Agreement have been timely paid, and all tax returns and reports required to be filed by the Company have been timely filed with all such taxing authorities. No assessments or deficiencies have been made against the Company and no extensions of time are in effect for the assessment of deficiencies.

         (j)     Patents, Etc.   The Sellers have delivered to the Purchaser a
true and complete Exhibit (Exhibit "3(j)") setting forth all Intellectual Property patents, inventions, trademarks, tradenames, brand names or copyrights owned or used by or licensed to or by the Company (if any), and relating to the Assets or the Subject Business, together with a summary description and full information in respect of the filing, registration or issuance and the status thereof, except for rights to intellectual property arising under common law. Except as disclosed in Exhibit "3(j)", the Sellers have no knowledge after reasonable inquiry that the operations of the Subject Business infringe upon the patent, trademark or other similar rights of any other person or entity. Except as disclosed in Exhibit "3(j)", the Company has asserted no claim that the operations of any other entity infringe upon the Intellectual Property of the Company.

         (k)     Insurance.   Attached hereto as Exhibit "3(k)" is an Exhibit
setting forth a list and brief description of all policies of insurance, held by the Company applicable to any Assets or the Subject Business.

         (l)     Licenses, Permits, Etc.   Attached hereto as Exhibit "3(l)" is
a list and brief description of all licenses and permits held by the Company, copies of which licenses and permits have been furnished to the Purchaser. To the best knowledge of the Sellers after reasonable inquiry, except as noted on Exhibit "3(l)", such licenses and permits constitute all licenses and permits necessary to own the Assets or conduct the Subject Business, and each is in full force and effect. Except as set forth on Exhibit "3(l)", the





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Sellers have no knowledge of any violation that would materially adversely affect the value of the Assets or the Subject Business; and to the best knowledge of the Sellers after reasonable inquiry, no proceeding is pending or threatened seeking the revocation or limitation of any such license or permit. Except as set forth on Exhibit "3(l)", to the best knowledge of the Sellers the licenses and permits are assignable.

         (m)     Litigation.   Except as set forth on Exhibit "3(m)" hereto,
there are no claims, actions, suits, proceedings or investigations pending, or to the best knowledge of the Sellers, threatened against or affecting the Company or any of its properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. To the best knowledge of the Sellers, the Sellers are not subject to any court or administrative order, injunction or similar decree, the enforcement of which would materially adversely affect the value of the Assets or the Subject Business.

         (n)     Compliance with Laws.   Except as disclosed on Exhibit "3(n)"
hereto, the Sellers have no knowledge after reasonable inquiry that the operations of the Subject Business, either historically or as now conducted, or that the ownership of the Assets violate any federal, state or local law, ordinance, rule or regulation, (including, without limitation, any laws or regulations relating to the environment or the handling, treatment or disposal of wastes or products of the Subject Business) the violation of which would materially adversely affect the value of the Assets or the Subject Business.

         (o)     Brokers.   The Sellers are not a party to or in any way
obligated under any contract or other agreement, and there are no outstanding claims against them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

         (p)     No Default.   To the Company's knowledge, the Company is not
in default in any respect of any obligation to be performed by the Company under any material contract, lease, agreement, commitment or undertaking which default would materially adversely affect the value of the Assets or the Subject Business to which the Company is a party or by which the Company or the Assets are bound, nor has Company waived any material right under any such contract, lease, agreement, commitment or undertaking.

         (q)     Product Liability.   Except as listed on Exhibit 3(q), the
Sellers have has no knowledge after reasonable inquiry of any state of facts or the occurrence of any event forming the basis of any present claim against the Company for product liability on account of any express or implied warranty. Warranty work over the last three years has not been material to the Subject Business.

         (r)     Disclosure.   The representations and warranties contained in
the Articles and the Exhibits hereto, do not and shall not, when taken as a whole, contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein not misleading in view of the circumstances under which they were made. To the extent that Purchaser (or its officers or agents) has actual





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knowledge of any discrepancy, statement or statement of facts, the applicable representation or warranty known to be untrue or misleading shall be unenforceable to the extent of the knowledge of such discrepancy, statement or state of facts. In all other respects, the representations and warranties of Sellers shall remain unaffected. Disclosures made in any of the Exhibits or exhibits to this Agreement are hereby deemed to be made for purposes of all other schedules or exhibits.

         (s) Contracts. Exhibit 1(e) lists all material contracts of the Company.

         All exhibits delivered to the Purchaser by the Sellers pursuant to this Section shall be delivered upon the execution of this Agreement and shall be signed for identification by Sellers.

4.       Representations and Warranties of the Purchaser.   Purchaser
         represents and warrants to the Sellers that:

         (a)     Organization and Existence.   The Purchaser is a corporation
duly organized validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to enter into and perform this Agreement.

         (b)     Authority Relative to This Agreement.   The transactions
contemplated by this Agreement have been duly authorized by the Board of Directors of Purchaser, and no further corporate action is necessary on the part of the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement by the Purchaser will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser is a party or by which it or any of its properties is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

         (c) Validity and Enforceability. This Agreement and all related documents have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally, and the application of general principles of equity.

         (d)     Brokers.   The Purchaser is not a party to or in any way
obligated under any contract or other agreement and there are no outstanding claims against it for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

         (e)     Consents.   The consummation of the transactions contemplated
herein by the Purchaser shall not require the consent, approval or authorization of any third party.





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
         (f)     Compliance with Laws.   Except as disclosed in an exhibit
hereto, the Purchaser has no knowledge after reasonable inquiry that its operations, either historically or as now conducted violate any federal, state or local law, ordinance, rule or regulation, the violation of which would adversely affect its ability to perform under this Agreement.

         (g)     No Default.   To the Purchaser's reasonable knowledge, it is
not in default in any respect of any obligation to be performed by the Purchaser under any contract, lease, agreement, commitment or undertaking which default would adversely affect its ability to perform under this Agreement.

         (h) Absence of Certain Changes. Since June 30, 1995, there has been no material change in the business, prospects or condition, financial or otherwise, of the Purchaser except changes in the ordinary course of business affecting the entire industry which in the aggregate have not been materially adverse.

         (i) Use of Equipment. Purchaser shall use the Assets in the business of manufacturing.

5.       Covenants of Sellers.   The Sellers covenant with the Purchaser that:

         (a) Conduct of Business. From the date of this Agreement to the Closing Date, the business of the Company will be operated only in the ordinary course, and in particular, without the prior written consent of the Purchaser, the Sellers will not:

                 (i) Cancel or permit any insurance to lapse or terminate, unless renewed or replaced by like coverage;

                 (ii) Change the Company's Articles of Incorporation or Bylaws or the composition of Shareholder;

                 (iii) Be in default under any material contract, agreement, commitment or undertaking of any kind or under any local, state or federal permits;

                 (iv) Knowingly violate or fail to comply with all laws applicable to it or its properties or business;

                 (v) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Paragraph 3(f) hereof; or

                 (vii) Merge, consolidate or agree to merge or consolidate with or into any other corporation.

         (b)     Access.   From and after the date of this Agreement, Company
and Purchaser will provide to each other and their respective counsel, accountants, engineers and other representatives, full and free access to the records of the Subject Business during normal business hours upon prior reasonable notice. Expenses of providing such access shall be paid by the party requesting such access.





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         (c)     Preservation of Business Organization.   The Sellers will use
their best efforts to preserve the business organization of the Company and to preserve for the Purchaser the Company's good relations with all customers and others having business relations with the Company.

         (d)     Trade Secrets.   From and after the Closing Date, Sellers will
not use or divulge to any competitor or unauthorized person any confidential information, and it will use all reasonable and proper efforts to insure that its agents do not use or divulge any confidential information, trade secrets, processes, formulae or know-how relating to the Assets or the Subject Business.

         (e)     Consents of Third Parties.   The Sellers will use their best
efforts to obtain, on a post-closing basis, where required, the consents of all third parties to the assignment and transfer of all contracts, licenses, registrations and commitments affecting the Assets which require such consents.

         (f)     Non Competition.   SELLERS AGREE THAT DURING A THREE YEAR
PERIOD COMMENCING ON THE CLOSING DATE, THEY WILL NOT, DIRECTLY OR INDIRECTLY, FOR THEIR OWN ACCOUNT OR FOR THE ACCOUNT OF OTHERS, WHETHER AS PRINCIPAL OR AGENT OR THROUGH THE AGENCY OF ANY CORPORATION, PARTNERSHIP, ASSOCIATION OR OTHER BUSINESS ENTITY, ENGAGE IN ANY ACTIVITY SIMILAR TO OR COMPETITIVE WITH THE ACTIVITIES OF THE COMPANY AS PERFORMED BY THE COMPANY IN THE THREE YEAR PERIOD ENDING ON THE CLOSING DATE IN THE ABOVE GROUND TANK INDUSTRY FOR PETROLEUM AND PETROLEUM-BASED PRODUCTS IN THE UNITED STATES AND ALL OTHER MARKETS WORLDWIDE (OTHER THAN THE SALE, LEASE OR OTHER ACTIVITIES INVOLVING INTERMEDIATE BULK CONTAINERS) . THE FOREGOING AGREEMENT NOT TO COMPETE SHALL NOT BE HELD INVALID OR UNENFORCEABLE BECAUSE OF THE SCOPE OF THE SAID TERRITORY OR THE ACTIONS RESTRICTED THEREBY, OR THE PERIOD OF TIME WITHIN WHICH SUCH AGREEMENT IS OPERATIVE; BUT ANY JUDGMENT OF A COURT OF COMPETENT JURISDICTION MAY DEFINE THE MAXIMUM TERRITORY AND ACTIONS SUBJECT TO AND RESTRICTED BY THIS PARAGRAPH AND THE PERIOD OF TIME DURING WHICH SUCH AGREEMENT IS ENFORCEABLE.

         (g)     Shareholders' Meeting.   The Sellers will cause to be executed
before Closing, a consent of the Shareholder of the Company for the purpose of approving the terms and conditions of this Agreement and authorizing the transactions contemplated herein.

         (h)     Execution of Assumption Agreement.   A duly authorized officer
of the Company shall have executed and delivered the Assumption Agreement to Purchaser.

         (i)     Product Warranty and Liability.   Subject to Section 6(b)(ii),
Sellers shall be responsible for all warranty and product liability obligations on product invoiced by the Subject Business prior to the Closing Date.

         (j)     Transition Issues.        Shareholder shall continue to
provide to Purchaser hardware and software for Accounts Payable , General Ledger, PP&E and Payroll processing for the cost of a dedicated line to Atlanta for a period of four months after Closing Date. Joe Allwein will be compensated by Shareholder and made available to Purchaser on a first priority basis for a period of 90 days from Closing Date and on an as-needed basis for the 90 days thereafter. Purchaser shall be responsible for payment of all of Allwein's travel, entertainment and other business-related expenses incurred during the course of his work on behalf of Purchaser. Purchaser shall provide office space, telephone and fax availability to Allwein.

         (k) Confidentiality of Information Furnished by Purchaser. Sellers and their representatives will treat all information related to these transactions as confidential. Sellers agrees not to use any of this information except in connection with this Agreement. Sellers will use their best efforts to keep such information confidential. If the transactions contemplated by this Agreement are not consummated, Sellers will return to the Purchaser all information relating to Purchaser (and all copies thereof) then in their possession.

         (l) Name Change. Within 5 business days after Closing, the Sellers shall amend the name of the Company to a name that is not deceptively similar to Hoover Containment, Inc.

         (m) Return of Property. Sellers hereby agree that they will promptly distribute to Purchaser all funds, mail and other items owned by Purchaser that come into the possession of Sellers at any time after Closing.

6.       Covenants of the Purchaser.   The Purchaser covenants with the Sellers
that:

         (a)     Confidentiality of Information Furnished by Sellers.   The
Purchaser and its representatives will treat all information furnished pursuant to Paragraph 5(b) (including financial statements) as confidential; however, it is understood that such information must be revealed to various employees and agents of the Purchaser for analysis and evaluation. Purchaser agrees not to use any of this information except in connection with this Agreement. The Purchaser will use its best efforts to keep such information confidential. If the transactions contemplated by this Agreement are not consummated, the Purchaser will return to the Sellers all such information (and all copies thereof) then in its possession.

         (b) Product Warranty. (i) Purchaser shall assume warranty obligations for products invoiced after the Closing Date; (ii) Purchaser agrees to perform, in accordance with applicable warranties, all warranty services to repair or replace defective parts or products sold or manufactured by the Subject Business prior to the Closing Date. The price to Sellers shall be the cost to Purchaser of such service.

         (c) Notification of Creditors Purchaser will waive compliance with any applicable bulk sales law.

         (d) Return of Property. Purchaser hereby agrees that it will promptly distribute to Sellers all funds, mail and other items owned by Purchaser that come into the possession of Purchaser at any time after Closing.

         (e) Royalty Payments. Fourth quarter 1995 royalty payments will be prorated as of Closing Date. Sellers shall be reimbursed on or before 2/14/96 and thereafter, within ten (10) business days of receipt of such royalty payment.

7.       Conditions to Obligations of the Purchaser.   The obligations of the
Purchaser under this Agreement shall be subject to the satisfaction of the following conditions:

         (a)     Representations and Warranties of Sellers True at Closing.
The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Sellers in Section 3 hereof; the representations and warranties made by the Sellers shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects, except to the extent that such representations and warranties shall have been made as of a specified date; the Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to Closing; and Sellers shall provide Purchaser with a certificate from Sellers' Presidents, dated as of Closing that the above conditions have been fulfilled.

         (b)     Approval of Counsel.   All actions, proceedings, instruments
and documents reasonably required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, which approval shall not be unreasonably withheld or delayed, and such counsel shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as such counsel shall have reasonably requested.

         (c)     Opinion of Counsel for the Sellers.   The Purchaser shall have
received an opinion of counsel for the Sellers, dated the Closing Date, to the effect that:

                          (i)     The Company is a corporation duly organized
and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted;

                          (ii)    This Agreement has been duly authorized by
all necessary action on the part of the Sellers and has been duly executed and delivered by Sellers and constitutes a valid and binding obligation of Sellers enforceable in accordance with its terms (with the usual creditors' rights exceptions);

                          (iii)   The instruments of assignment, transfer and
conveyance delivered by Sellers to Purchaser pursuant to this Agreement have been duly authorized by all necessary action of the Sellers, executed and delivered by Sellers;

                          (iv)    The consummation of the transactions
contemplated by this Agreement will not result in a breach of or constitute a default under the Certificate of Incorporation or Bylaws of the Company; and

                          (v)     Such counsel does not know of any litigation
or other proceeding or governmental investigation pending or threatened against the Company or affecting the Assets, the Subject Business or the transactions contemplated by this Agreement which, if adversely determined would have a materially adverse effect on the value of the Assets or the Subject Business.

         Such opinion may contain such exceptions, qualifications and explanations as shall be reasonably acceptable to Purchaser and its counsel.

         (d)     Changes in Business.   Prior to the Closing, there shall have
been no changes in the business, properties or operations of the Sellers since the date of this Agreement which would have a material adverse effect on the value of the Assets or the Subject Business.

         (e)     Absence of Restraint.   No order to restrain, enjoin or
otherwise prevent the consummation of this Agreement or transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions contemplated hereby, and no investigation by any governmental agency shall be pending or threatened which might result in any such litigation or other proceeding.

         (f)     Approval.   The sole Shareholder of the Company shall have
approved the transactions contemplated by the Agreement and such approvals shall not have been rescinded.

         (g)     Governmental Consents.   Any and all necessary consents of and
filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained or accomplished, and no action, proceeding, inquiry or investigation by any private or governmental agency shall have been brought or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

         (h)     Charter; Good Standing; Incumbency.   There shall have been
delivered to Purchaser (i) a certificate dated within ten (10) days of Closing Date from the Secretary of State of Delaware with respect to the incorporation and good standing of, and the payment of franchise taxes by Company, (ii) copies of Articles, Bylaws and all amendments and the resolutions of the Board of Directors of Company approving these transactions, and (iii) a certificate dated Closing Date with respect to the incumbency and signatures of all officers of Company signing this Agreement and any certificate, agreement or instrument delivered on behalf of Sellers in connection with this Agreement.

         (i)     Employment.   Purchaser shall have entered into Employment
Agreements under terms and conditions acceptable to Purchaser, including agreements of non-competition, with Darleen Bauer and David McGarvey.

8.       Conditions to Obligations of the Sellers.   The obligations of the
Sellers under this Agreement shall be subject to the satisfaction of the following conditions:

         (a) Representations and Warranties of Purchaser True at Closing. The Sellers have not discovered any material error, misstatement or omission in the representations and warranties made by Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects, except to the extent that such representations and warranties shall have been made as of a specified date; and the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to Closing; and Purchaser shall provide Sellers with a Certificate from Purchaser's President dated as of Closing that the above conditions have been fulfilled.

         (b)     Approval of Counsel.   All actions, proceedings, instruments
and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Sellers, and such counsel shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as such counsel shall have reasonably requested.

         (c)     Absence of Restraint.   No order to restrain, enjoin or
otherwise prevent the consummation of this Agreement or transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions contemplated hereby, and no investigations by any governmental agency shall be pending or threatened which might result in any such litigation or other proceeding.

         (d) Opinion of Purchaser's Counsel. Sellers shall have received an opinion of counsel for the Purchaser, dated the Closing Date, to the effect that:

                          (i)     Hoover Containment, Inc. is a corporation
duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

                          (ii)    This Agreement has been duly authorized by
all necessary action on the part of Purchaser and has been executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms.

                          (iii)   The consummation of these transactions will
not result in a breach of or constitute a default under the Articles of Incorporation or Bylaws of Purchaser.

         (e)     Changes in Business.   Prior to Closing, there shall have been
no changes in the business, properties or operation of Purchaser since the date of this Agreement which would have a material affect on Purchaser's ability to perform under this Agreement.

         (f)     Government Consents.   Any and all necessary consents of and
filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained or accomplished, and no action, proceeding, inquiry or investigation by any private or governmental agency shall have been brought or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

         (g)     Execution of Employment Agreement.   Purchaser shall have
executed the agreements described at Section 7(i).

9.       Nature and Survival of Representations and Warranties.

         (a)     Nature of Statements.   All statements contained in any
exhibit hereto or in any certificate delivered by or on behalf of any of the Sellers or the Purchaser pursuant to this Agreement shall be deemed representations and warranties by any of the Sellers or the Purchaser, as the case may be.

         (b)     Survival of Representations and Warranties.   Regardless of
any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, but subject to the provisions of Section 10 hereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and remain effective for a period for two years from the Closing Date; provided, however, that any bona fide claim shall continue in effect until such time as such claim has been resolved or settled and the covenants in Paragraph 10(a) shall survive in accordance with their term.

10.      Indemnification.

         (a)     Indemnification by Sellers.   Subject to the conditions
hereinafter set forth, for a 2 year period, the Sellers jointly and severally shall indemnify and hold harmless the Purchaser against any loss, damage or expense (including reasonable attorney's fees) incurred by the Purchaser and caused by or arising out of (i) any claim made against the Purchaser by a third party in respect of any liabilities or obligations of the Company not assumed by the Purchaser; (ii) any breach or default in the performance by any of the Sellers of any covenant or agreement of any of the Sellers contained in this Agreement; (iii) any breach of a warranty or representation made by any of the Sellers pursuant to Section 3 or Paragraph 7(a) hereof, or in any certificate required to be delivered pursuant to this Agreement, or any material misstatement or omission in any exhibit attached or to be delivered pursuant to this Agreement; (iv) to the extent not reflected on the

Closing Date Balance Sheet, any claim made against the Purchaser by a creditor of the Company pursuant to the Bulk Sales Laws of the States of Maryland or California and such other jurisdictions applicable to Company's operations; or
(v) all costs associated with the cleanup of any contaminated soil or materials spilled, disposed of or buried by Company or located on the property operated by Company prior to the Closing Date. If any third party shall assert any claim or bring any action against the Purchaser which, if successful, might result in a right of indemnification hereunder, the Sellers shall be given written notice thereof in accordance with the provisions of Paragraph 10(b) of this Agreement. Thereafter, the Purchaser shall have the option to defend such claim or action at its own expense. The Purchaser agrees, however, that if it chooses to defend the claim, it will not compromise or settle such claim without the consent of the Sellers, if the election of such settlement or compromise would require indemnification by the Sellers for all or any part of the amount of such compromise or settlement, which consent the Sellers shall not unreasonably withhold; provided, that if the Sellers withhold approval of settlement or compromise for any reason, the Purchaser shall have the option of settling or compromising the action at its own expense, or of turning over the defense, in its entirety, to the Sellers under this Paragraph, in which case the Sellers shall indemnify and hold the Purchaser harmless against the amount of any loss in excess of such settlement or compromise as well as any amount the Sellers would have owed the Purchaser pursuant to this Paragraph if such settlement or compromise had been consummated.

         (b)     Procedure for Making Claims.   If and when the Purchaser
desires to claim indemnification by the Sellers pursuant to the provisions of this Section, the Purchaser shall deliver to each of the Sellers within 30 days of its receipt of a claim, a certificate signed by the President or any Vice President of the Purchaser (the "Notice of Claim") (i) stating that the Purchaser has paid or properly accrued or anticipated that it may be required to accrue losses, damages or expenses to which the Purchaser is entitled to indemnification pursuant to this Section, and (ii) specifying the individual items of loss, damage or expense included in the amount so stated, the date each such item was paid or properly accrued, if any, and the nature of the misrepresentation, breach or warranty or claim to which such item is related. If any Seller objects to such claim or needs more information, he may deliver written notice of objection (the "Notice of Objection") to the Purchaser within thirty (30) days after the Purchaser's delivery of the Notice of Claim to each Seller. The Notice of Objection shall set forth the grounds upon which the objection is based. If no Notice of Objection shall have been so delivered within such thirty (30) day period, the Sellers shall be deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and shall thereupon pay to the Purchaser, on demand, in cash, an amount equal to the amount of such claim or claims.

         (c)     Indemnification by Purchaser.   The Purchaser agrees to
indemnify and hold the Sellers harmless against and in respect of (i) any damage, claim, liability, deficiency, loss, cost or expense (including reasonable attorney's fees) sustained by the Sellers arising out of or resulting from (a) any misrepresentation by the Purchaser contained in this Agreement (or any collateral documents), in any exhibits attached hereto or thereto or in a certificate to be delivered at the Closing, or (b) the breach of or default under any warranty or representation, or the nonfulfillment of or default under any agreement or covenant, of the Purchaser contained in this Agreement (or collateral documents), exhibits or certificates hereto, (c) post-closing activities of Purchaser which involve the use by Purchaser of those assets purchased hereby to the extent not materially caused or contributed to by pre-closing actions or omissions of Sellers and (ii) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Sellers in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section; (iii) to the extent reflected on the Closing Date Balance Sheet, any claim made against Sellers by a creditor of the Company pursuant to the Bulk Sales Laws of the States of Maryland or California and such other jurisdictions applicable to Company's operations. If Purchaser fails to meet its obligations of indemnity hereunder, Containment Solutions, Inc. shall fulfill this obligation. The procedure for making a claim under this Paragraph shall be the same as that set forth in Paragraph 10(b) of this Agreement.

         (d) Liability Limitation. Purchaser shall have no right to make any claim under this Agreement except for the amount by which the aggregate of all unreimbursed claims hereunder that Purchaser would have been entitled to assert against Sellers absent this Section 10(d) exceeds $100,000.00, and then only to the extent that such unreimbursed claims are presented to Sellers within the applicable time periods prescribed in this Section 10, other than warranty claims as provided under Section 1(i); provided however, that such limitations shall not apply with respect to (a) liability or obligation of Sellers to perform any covenants contained herein or (b) liabilities and obligations of Sellers set forth at Section 1(g).

11.      Termination.

         (a)     Best Efforts to Satisfy Conditions.   The Sellers agree to use
all reasonable and proper efforts to bring about the satisfaction of the conditions specified in Section 7 hereof and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in
Section 8 hereof.

         (b)     Termination.   This Agreement may be terminated by:

                          (i)     The mutual consent of the Sellers and the
Purchaser;

                          (ii)    The Purchaser if a material default shall be
made by the Sellers in the observance of or in the due and timely performance by the Sellers of any of the covenants of the Sellers herein contained, or if there shall have been a material breach by the Sellers of any of the warranties and representations of the Sellers herein contained, or if the conditions of this Agreement to be complied with or performed by the Sellers at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the Purchaser; or

                          (iii)   The Sellers if a material default shall be
made by the Purchaser in the observance of or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach by the Purchaser of any of the warranties and representations of the Purchaser herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the Sellers.

    In the event of termination of this Agreement as provided above, written notice thereof shall be given to the other party within five (5) business days. No termination pursuant to paragraphs (ii) and (iii) hereunder shall relieve any party hereto from any liability in respect of such party's breach or indemnification obligations hereunder.

12.      Exhibits.   If any exhibit recited to be attached hereto is not so
attached at the time of the execution hereof, the same may be prepared after execution of this Agreement and, upon approval by notation of said exhibit by a representative of the Sellers and a representative of the Purchaser, shall become a part of this Agreement.

13.      Miscellaneous.

         (a)      Expenses.   Whether or not the transactions contemplated
hereby shall be consummated, each of the parties will pay all costs and expenses (including Closing costs) of its performance of and compliance with this Agreement.

         (b)      Notices.   All notices, requests and other communications
hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid:

         If to Sellers:           William D. Wentz
                                  Hoover Group, Inc.
                                  2001 Westside Parkway, Suite 155
                                  Alpharetta, GA.  30201

         With a copy to:          Fred L. Levy
                                  Sonnenschein Nath & Rosenthal
                                  1301 K Street N.W.
                                  Suite 600, East Tower
                                  Washington, D.C. 20005

         If to Purchaser:         Stephen T. Harcrow
                                  Hoover Containment, Inc.
                                  1360 Post Oak Blvd., Suite 2470
                                  Houston, Texas  77056


         With a copy to:          Cathy L. Smith, Esq.
                                  P.O. Box 3693
                                  Park City, UT  84060

         Or at such other address as shall be given in writing by any person identified above to each of the other such persons.

         (c)     Assignment.   This Agreement may not be assigned by any party
hereto without the prior written consent of the other parties.

         (d)     Successors Bound.   Subject to the provisions of Paragraph
13(c), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (e)     Section and Paragraph Headings.   The section and paragraph
headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f)     Amendment.   This Agreement may be amended only by an
instrument in writing executed by the parties hereto.

         (g)     Entire Agreement.   This Agreement, the exhibits hereto, and
the documents specifically referred to herein constitute the entire agreement, understanding, representations and warranties of the parties hereto.

         (h)     Counterparts.   This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which shall constitute one of the same instrument.

         (i)     Governing Law.   This Agreement shall be construed in
accordance with and governed by the laws of the State of Delaware.


         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.


                              AGREED TO BY SELLERS:


                              Hoover Group, Inc.

                              /S/ WILLIAM D. WENTZ
                              ------------------------------
                              By: WILLIAM D. WENTZ
                              Title: VP & CFO

                              Hoover Containment Systems, Inc.


                              /s/ JOSEPH P. ALLWEIN
                              ------------------------------
                              By: Joseph P. Allwein
                              Title: President


                              AGREED TO BY PURCHASER:

                              Hoover Containment, Inc.


                              /s/ STEPHEN T. HARCROW
                              ------------------------------
                              By:  Stephen T. Harcrow
                              Title:  President

                              AGREED TO BY CONTAINMENT SOLUTIONS, INC.
                              for the obligation set forth in Section 10(c) only


                              /s/ STEPHEN T. HARCROW
                              ------------------------------
                              By:  Stephen T. Harcrow
                              Title:  President